                                                                      EXHIBIT 11
                                                                      ----------

                          TOMMY HILFIGER CORPORATION
                 COMPUTATION OF NET INCOME PER ORDINARY SHARE
                   (in thousands, except per share amounts)


                                                      Year Ended       Year Ended       Year Ended
                                                       March 31,        March 31,        March 31,
                                                         1998             1997             1996
                                                         ----             ----             ----
FINANCIAL STATEMENT PRESENTATION
BASIC

Weighted average shares outstanding................      37,374          37,059            35,767
                                                       ========         =======           =======
Net Income.........................................    $113,180         $86,382           $61,500
                                                       ========         =======           =======
Per Share Amount...................................    $   3.03         $  2.33           $  1.72
                                                       ========         =======           =======
DILUTED

Weighted average shares outstanding................      37,374          37,059            35,767

Net effect of dilutive stock options based on the
treasury stock method using average market price...         512             826             1,474
                                                       --------         -------           -------
Total..............................................      37,886          37,885            37,241
                                                       ========         =======           =======
Net Income.........................................    $113,180         $86,382           $61,500
                                                       ========         =======           =======
Per Share Amount...................................    $   2.99         $  2.28           $  1.65
                                                       ========         =======           =======